                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                                       OF
               SOFTWARE.NET CORPORATION, A CALIFORNIA CORPORATION
                                  WITH AND INTO
                SOFTWARE.NET CORPORATION, A DELAWARE CORPORATION


      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made this ____ day of May, 1998, between software.net Corporation, a California corporation ("Company"), and software.net Corporation, a Delaware corporation ("Newco"). The Company and Newco are referred to herein as the parties.

                                    RECITALS

      WHEREAS, the Company has an authorized capital stock consisting of (i) 30,000,000 shares of Common Stock, of which 9,090,000 shares have been duly issued and are now outstanding, and (ii) 10,000,000 shares of Preferred Stock, 1,985,520 of which have been designated Series A Preferred Stock, all of which have been duly issued and are now outstanding, 2,037,038 of which have been designated Series B Preferred Stock, all of which have been duly issued and are now outstanding, 3,000,000 of which have been designated Series C Preferred Stock, all of which have been duly issued and are now outstanding and 1,523,424 of which have been designated Series D Preferred Stock, 1,153,846 of which have been duly issued and are now outstanding; and

      WHEREAS, the Board of Directors of the Company and Newco deem it advisable and generally to the advantage and welfare of the corporate parties and their respective stockholders or shareholders, as the case may be, that the Company merge with and into Newco under and pursuant to the provisions of the California Corporations Code and of the General Corporation Law of the State of Delaware:

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

1.    Merger.

      1.1. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, the Company shall be merged with and into Newco (the "Merger"), the separate existence of the Company shall cease and Newco shall be, and is sometimes referred to below as, the "Surviving Corporation," and the name of the Surviving Corporation shall be software.net Corporation.

      1.2. Filing and Effectiveness. The Merger shall become effective upon completion of the following actions:

            (a) Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law;

            (b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement;

            (c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law; and

            (d) The filing with the Secretary of State of California of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law.

      The date and time when the Merger becomes effective is referred to in this Agreement as the "Effective Date of the Merger."

      1.3. Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of the Company shall cease and Newco, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger,
(b) shall be subject to all actions previously taken by its and the Company's Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of the Company in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of Newco as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of the Company in the same manner as if Newco had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

2.    Charter Documents, Directors and Officers.

      2.1. Certificate of Incorporation. The Amended and Restated Certificate of Incorporation (the "Restated Certificate") of Newco as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Restated Certificate of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.2. Bylaws. The Bylaws of Newco as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.3. Directors and Officers. The directors and officers of the Company immediately prior to the Effective Date of the Merger shall be the directors and officers of the

Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.    Manner of Conversion of Stock.

      3.1. Company Common Stock. Upon the Effective Date of the Merger, each share of the Company's Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the parties, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

      3.2. Company Preferred Stock. Upon the Effective Date of the Merger, each share of the Company's Series A, Series B, Series C and Series D Preferred Stock, issued and outstanding immediately prior thereto, which shares are convertible into such number of shares of the Company's Common Stock as set forth in the Company's Articles of Incorporation, as amended, shall, by virtue of the Merger and without any action by the parties, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and non-assessable share of Series A, Series B, Series C and Series D Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Restated Certificate of the Surviving Corporation, which shares of Preferred Stock shall be convertible into the same number of shares of the Surviving Corporation's Common Stock, $0.001 par value as such share of the Company's Preferred Stock was convertible into shares of the Company's Common Stock immediately prior to the Effective Date of the Merger, subject to adjustment pursuant to the terms of the Restated Certificate of the Surviving Corporation.

      3.3.  Company Options and Convertible Securities.

            (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of the Company under the Company's 1995 Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan if any, and all other employee benefit plans of the Company. Each outstanding and unexercised option, warrant, other right to purchase, or security convertible into, the Company's Common Stock or Preferred Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase, or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each share of the Company's Common Stock or Preferred Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Company Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to the Company's Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraph 3.1 and 3.2 hereof, respectively.

            (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to one share of Newco for each share of the Company's Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

            (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to the Company's 1995 Stock Option Plan, 1998 Stock Option Plan or 1998 Employee Stock Purchase Plan if any) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

      Notwithstanding the foregoing, with respect to options issued under the Company's 1995 Stock Option Plan, 1998 Stock Option Plan or 1998 Employee Stock Purchase Plan if any, that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

      3.4.  Exchange of Certificates.

            (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of the Company's Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of the Company's capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of the Company's capital stock were converted in the Merger.

            (b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

            (c) Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of the Company so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

            (d) If any certificate for shares of Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

      3.5. Fractional Shares. No fractional share interests of the Surviving Corporation shall be issued. Any fractional share interests to which a holder would otherwise be entitled shall be aggregated so that no the Company shareholder shall receive cash in an amount greater than the value of one (1) full share of Newco Common Stock.

4.    General.

      4.1. Covenants of Newco. Newco covenants and agrees that it will, on or before the Effective Date of the Merger: (a) file any and all documents with the California Franchise Tax Board necessary for the assumption by Newco of all of the franchise tax liabilities of the Company; and (b) take such other actions as may be required by the California General Corporation Law.

      4.2. Further Assurances. From time to time, as and when required by Newco or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Newco the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Agreement, and the officers and directors of Newco are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      4.3. Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either the Company or Newco, or both, notwithstanding the approval of this Agreement by the shareholders of the Company or by the sole stockholder of Newco, or by both.

      4.4. Amendment. The Boards of Directors of the parties may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either party shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such party, (b) alter or change any term of the Restated Certificate of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such party.

      4.5. Tax Treatment. The parties intend that the Merger be treated as a tax free reorganization under Section 368 of the Internal Revenue Code.

      4.6. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The Corporation Service Company is the registered agent of the Surviving Corporation at such address.

      4.7. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3031 Tisch Way, Suite 900, San Jose, California 95128 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

      4.8. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Agreement and Plan of Merger to be executed by an authorized officer.


"THE COMPANY"                                      "NEWCO"

software.net Corporation, a California             software.net Corporation, a Delaware
corporation                                        corporation

By: /s/ Mark L. Breier                             By: /s/ Mark L. Breier
   -----------------------------------------          -----------------------------------------
Name:  Mark L. Breier                              Name:  Mark L. Breier
Title: President and Chief Executive Officer       Title: President and Chief Executive Officer



By: /s/ Richard Scudellari                         By: /s/ Richard Scudellari
   -----------------------------------------          -----------------------------------------
Name:  Richard Scudellari                          Name:  Richard Scudellari
Title: Secretary                                   Title: Secretary

                             CERTIFICATE OF OFFICER
                                       OF
                            SOFTWARE.NET CORPORATION


           The undersigned hereby certify that:

      1. They are the duly elected and acting President and Secretary of software.net Corporation., a California corporation (the "Company").

      2. The Agreement and Plan of Merger (the "Agreement") of the Company and software.net Corporation, a Delaware corporation ("Newco"), in the form attached hereto, was duly approved by the Board of Directors and shareholders of the Company as of May 20, 1998.

      3. The number of outstanding shares of each class entitled to vote is 9,090,000 shares of Common Stock, 1,985,520 shares of Series A Preferred Stock, 2,037,038 shares of Series B Preferred Stock, 3,000,000 shares of Series C Preferred Stock and 1,153,846 shares of Series D Preferred Stock.

      4. The principal terms of the Agreement were approved by the Company by the vote of a number of shares of each class which equaled or exceeded the vote required.

      5.    The percentage vote required of each class is more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that we have read the foregoing certificate, and know the contents thereof, and that the matters set forth in this certificate are true and correct of our own knowledge.




Dated: June 10, 1998               By: /s/ Mark L. Breier
                                       -----------------------------------------
                                    Name:  Mark L. Breier
                                    Title: President and Chief Executive Officer


                                    By: /s/ Richard Scudellari
                                       -----------------------------------------
                                    Name:  Richard Scudellari
                                    Title: Secretary

                             CERTIFICATE OF OFFICER
                                       OF
                            SOFTWARE.NET CORPORATION


      The undersigned hereby certify that:

      1. They are the duly elected and acting President and Secretary of software.net Corporation, a Delaware corporation (the "Newco").

      2. The Agreement of Merger (the "Agreement") of Newco and software.net Corporation., a California corporation (the "Company"), in the form attached hereto, was duly approved by the Board of Directors of Newco as of May 20, 1998.

      3.    There are no outstanding shares of capital stock of Newco.

      We further declare under penalty of perjury under the laws of the State of California that we have read the foregoing certificate, and know the contents thereof, and that the matters set forth in this certificate are true and correct of our own knowledge.




Dated: May June 10, 1998            By: /s/ Mark L. Breier
                                        ----------------------------------------
                                    Name:  Mark L. Breier
                                    Title: President and Chief Executive Officer


                                    By: /s/ Richard Scudellari
                                        ----------------------------------------
                                    Name:  Richard Scudellari
                                    Title: Secretary